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                                                                     EXHIBIT 4.4

                                  $225,000,000

                               RBS HOLDINGS, INC.

                   10 1/8% SENIOR SUBORDINATED NOTES DUE 2012

                               PURCHASE AGREEMENT

                                                               November 19, 2002

CREDIT SUISSE FIRST BOSTON CORPORATION
DEUTSCHE BANK SECURITIES INC.
WACHOVIA SECURITIES, INC.
  c/o Credit Suisse First Boston Corporation,
    Eleven Madison Avenue,
      New York, New York 10010-3629

Dear Sirs:

     1. INTRODUCTORY. RBS Holdings, Inc., a Delaware corporation (the "COMPANY"), which will be renamed Rexnord Corporation immediately prior to the closing of the Acquisition (as defined below), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "PURCHASERS") $225,000,000 principal amount of its 10 1/8% Senior Subordinated Notes due 2012 ("OFFERED SECURITIES") to be issued under an Indenture to be dated as of November 25, 2002 (the "INDENTURE"), among the Company, RBS Global, Inc. ("PARENT"), each of the entities listed on Schedule B hereto (together with Parent, the "GUARANTORS"), and Wells Fargo Bank Minnesota, National Association, as Trustee, on a private placement basis pursuant to an exemption under Section 4(2) of the United States Securities Act of 1933 (the "SECURITIES ACT"). Concurrently with the purchase and sale of the Offered Securities, RBS Acquisition Corporation, a wholly owned subsidiary of the Company, and certain other wholly owned subsidiaries of the Company will acquire (the "ACQUISITION") the business described in the Offering Circular (as defined below) from Invensys plc and certain of its affiliates pursuant to and on the terms and conditions contained in the Stock Purchase Agreement dated as of September 27, 2002 (the "STOCK PURCHASE AGREEMENT"), between RBS Acquisition Corporation and Invensys plc and certain of its subsidiaries. In connection therewith, the Company hereby agrees with the several Purchasers as follows:

     The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement of even date herewith among the Company, the Guarantors (as defined in paragraph 2(f) below) and the Purchasers (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company agrees to file a registration statement with the Securities Exchange Commission (the "COMMISSION") registering the resale of the Offered Securities under the Securities Act.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Purchasers that:

          (a) A preliminary offering circular and an offering circular relating to the Offered Securities has been prepared by the Company. Such preliminary offering circular (the "PRELIMINARY OFFERING CIRCULAR") and offering circular (the "OFFERING CIRCULAR"), as supplemented as of the date of this Agreement, are hereinafter collectively referred to as the "OFFERING DOCUMENT". On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact

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     necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston Corporation or Deutsche Bank Securities Inc. (the "MANAGERS") specifically for use therein; it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

          (b) [Intentionally deleted].

          (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified individually or in the aggregate would not have a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company and the Subsidiaries (as defined in paragraph 2(d) below) taken as a whole (a "MATERIAL ADVERSE EFFECT").

          (d) The entities listed on Schedule C hereto will be all of the subsidiaries of the Company upon closing of the Acquisition (the "SUBSIDIARIES"); each Subsidiary has been duly incorporated or organized and is an existing corporation or other applicable legal entity in good standing (to the extent such qualification exists) under the laws of the jurisdiction of its incorporation or organization, with corporate power and authority to own its properties and conduct its business as described in the Offering Document, except to the extent that any failure to be in good standing would not individually or in the aggregate have a Material Adverse Effect; each domestic Subsidiary is duly qualified to do business as a foreign corporation or other applicable legal entity in good standing (to the extent such qualification exists) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified individually or in the aggregate would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the Offering Document, the capital stock of each Subsidiary owned by the Company (after giving effect to the Acquisition), directly or through other Subsidiaries, will be owned free from liens, encumbrances and defects immediately following the closing of the Acquisition.

          (e) The Indenture has been duly authorized; the Offered Securities have been duly authorized; when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined in paragraph 3 below), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document; and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (f) The guaranty (the"GUARANTY") to be endorsed on the Offered Securities by each Guarantor has been duly authorized by such Guarantor, and, on the Closing Date,

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     will have been duly executed and delivered by each such Guarantor and will conform in all material respects to the description thereof contained in the Offering Document; when the Offered Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Guaranty of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (g) On the Closing Date, the Exchange Securities (as defined in the Registration Rights Agreement) will have been duly authorized by the Company and the Guarantors; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer (as defined in the Registration Rights Agreement) and the Indenture, the Exchange Securities will constitute valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (h) The guaranty to be endorsed on the Exchange Securities by each Guarantor has been duly authorized by such Guarantor; and, when issued, will have been duly executed and delivered by each such Guarantor; and when the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the guaranty of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (i) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company or any Subsidiary and any person (other than the Purchasers) that would give rise to a valid claim against the Company, any Subsidiary or any Purchaser for a brokerage commission, finder's fee or other like payment.

          (j) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company, except for the order of the Commission declaring the Exchange Offer Registration or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective and such consents, approvals, authorizations, orders or filings under state securities or Blue Sky laws that the failure to obtain would not individually or in the aggregate have a Material Adverse Effect.

          (k) The execution, delivery and performance of the Indenture, the Guaranty, this Agreement and the Registration Rights Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties, other than any such breach, violation or default that would not

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     individually or in the aggregate have a Material Adverse Effect, (ii) any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, except for any breach or violation of any such agreement or instrument that individually or in the aggregate wound not have a Material Adverse Effect, or (iii) the charter or by-laws of the Company or any such Subsidiary; and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

          (l) This Agreement, the Stock Purchase Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and, to the extent applicable, the Guarantors.

          (m) Except as disclosed in the Offering Document, the Company and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that individually or in the aggregate would have a Material Adverse Effect or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and the Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (n) The Company and the Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (o) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

          (p) Except as disclosed in the Offering Document, the Company and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (q) Except as disclosed in the Offering Document, neither the Company nor any of the Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS", owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and, except as disclosed

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     in the Offering Document, the Company has not been given notice of any pending investigation which might lead to such a claim.

          (r) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of the Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

          (s) The financial statements included in the Offering Document present fairly the financial position of the Company and the Subsidiaries, on a combined basis, as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis, except as disclosed therein; and the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects attributable to the Acquisition.

          (t) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the business, condition (financial or otherwise), properties or results of operations of the Company and the Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company or any Subsidiary on any class of capital stock.

          (u) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

          (v) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

          (w) Assuming (i) the accuracy of the representations and warranties of the Purchasers, (ii) the Purchasers' compliance with the transfer procedures and restrictions described in the Offering Document, (iii) the accuracy of the representations and warranties made in accordance with the terms of this Agreement and the Offering Document by purchasers to whom the Purchasers initially resell Offered Securities and (iv) that purchasers to whom Purchasers initially resell Offered Securities receive a copy of the Offering Circular prior to, or simultaneously with, confirmation of sale, the offer and sale of the Offered Securities by the Company to the several Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S and it is not necessary

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     to qualify an indenture in respect of the Offered Securities under the
     United States Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"); PROVIDED that on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

          (x) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902 (c) of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement or with prior written consent of the Purchasers.

          (y) Neither the Company or any Subsidiary nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

     3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 97.25% of the principal amount thereof plus accrued interest from November 25, 2002, to the Closing Date (as hereinafter defined) the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

     The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the "REGULATION S SECURITIES") in the form of one or more temporary global Securities in registered form without interest coupons (the "TEMPORARY REGULATION S GLOBAL SECURITIES") which will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") for the respective accounts of the DTC participants for Euroclear Bank S.A./N.V., as operator of the Euroclear System ("EUROCLEAR"), and Clearstream Banking, societe anonyme ("CLEARSTREAM, LUXEMBOURG") and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the "144A SECURITIES") in the form of one or more permanent global security in definitive form without interest coupons (the "RESTRICTED GLOBAL SECURITIES") deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Temporary Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under "Transfer Restrictions" in the Offering Document. Until the termination of the distribution compliance period (as described in the Offering Document) with respect to the offering of the Offered Securities, interests in the Temporary Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Securities will be held only in book-entry form through Euroclear,

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Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Offering Document.

     Payment for the Temporary Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account of the Company or an account as the Company may direct at a bank acceptable to the Managers, at the office of Weil, Gotshal & Manges LLP at 9:00 a.m. (New York time) on November 25, 2002, or at such other time not later than seven full business days thereafter as the Managers and the Company determine, such time being herein referred to as the "CLOSING DATE", against delivery to the Trustee as custodian for DTC of (i) the Temporary Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and
(ii) the Restricted Global Securities representing all of the 144A Securities.

     4. REPRESENTATIONS BY PURCHASERS; RESALE BY PURCHASERS.

     (a) Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

     (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of their distribution at any time and (ii) otherwise until the later of the commencement of the offering and the Closing Date, only in accordance with Rule 144A ("RULE 144A") or Rule 903 under the Securities Act. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

     Terms used in this subsection (b) have the meanings given to them by Regulation S.

     (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

     (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the

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Offered Securities by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

     (e) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold, and prior to the date six months after the date of issue of the Offered Securities will not offer or sell, any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;
(ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in , from or otherwise involving the United Kingdom; and
(iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)(Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

     5. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees with the several Purchasers that:

          (a) The Company will advise the Managers promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without the Managers' consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, the Company promptly will notify the Managers of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Managers' consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (b) The Company will furnish to the Managers copies of any Preliminary Offering Circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in each case as soon as available and in such quantities as the Managers reasonably request. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to the Managers and, upon request, to each of the other Purchasers and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection

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     with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

          (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such states in the United States as the Managers designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers; PROVIDED that (i) the Company shall in no event be required to continue in effect any such qualification for a period of more than 180 days after the Closing Date, (ii) the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state and (iii) the Company will not be required to subject itself to taxation (other than any nominal amount) in any such jurisdiction if not otherwise so subject.

          (d) During the period ending on the first date after the Closing Date on which there are no Offered Securities outstanding, the Company will furnish to the Purchasers as soon as practicable after the end of each fiscal year a copy of its annual report to shareholders for such year.

          (e) During the period of two years after the Closing Date, the Company will, upon request, furnish to the Managers, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Securities.

          (f) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities, which constitute "restricted securities" under Rule 144, that have been reacquired by any of them.

          (g) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

          (h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the Offering Document and amendments and supplements thereto; (iii) the cost of qualifying the Offered Securities for trading in The Portal(SM) Market ("PORTAL") of The Nasdaq Stock Market, Inc. and any reasonable expenses incidental thereto, (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities, (v) for any expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions as the Managers reasonably designate, (vi) for any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities and
     (vii) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. All travel expenses of the Purchasers and the officers and employees of the Company or the Subsidiaries and any other expenses of the Purchasers, the Company or the Subsidiaries in connection with attending or hosting meetings with prospective purchasers of the Offered Securities will be shared between the Company and the Purchasers, with 60% of such expenses being borne by the Company and 40% being borne, on a pro rata basis, by the Purchasers.

          (i) In connection with the offering, until the Managers shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

          (j) For a period of 180 days after the date of the initial offering of the Offered Securities by the Purchasers, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue without the prior written consent of Credit Suisse First Boston Corporation. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offer and sale of the Securities.

     6. CONDITIONS OF THE OBLIGATIONS OF THE PURCHASERS. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Purchasers shall have received a letter, dated the date of this Agreement, of Ernst & Young LLP in form and substance reasonably satisfactory to the Purchasers concerning the financial and other information with respect to the Company set forth in the Offering Document.

          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the business, condition (financial or otherwise), properties or results of operations of the Company and the Subsidiaries taken as a whole which, in the reasonable judgment of a majority-in-interest of the Purchasers, including the Managers, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of a majority-in-interest of the Purchasers, including the Managers, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or
     (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of a majority-in-interest of the Purchasers, including the Managers, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

          (c) The Purchasers shall have received (i) an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Company, substantially in the form attached hereto as Exhibit A and (ii) in such jurisdictions as may be reasonably requested by the Managers, opinions, dated the Closing Date, of local counsel to the Company in such jurisdictions substantially in the form attached hereto as Exhibit B.

          (d) The Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as the Managers may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (e) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the business, condition (financial or otherwise), properties or results of operations of the Company and the Subsidiaries taken as a whole, except as set forth in or contemplated by the Offering Document or as described in such certificate.

          (f) The Purchasers shall have received a letter, dated the Closing Date, of Ernst & Young LLP, which meets the requirements of subsection(a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

          (g) The Acquisition shall have occurred or shall occur substantially simultaneously with the closing of the purchase and sale of the Offered Securities.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. The Managers may in their sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.

     7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Company contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Managers specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection(b) below and (ii) with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, any preliminary offering circular, the foregoing indemnity agreement with respect to such preliminary offering circular shall not inure to the benefit of a Purchaser (or its partners, directors, officers or controlling persons) from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities in the initial resale of the Offered Securities if a court of competent jurisdiction finds, pursuant to a final, nonappealable order or judgment, that (A) other than as a result of noncompliance by the Company with Section 5(b) hereof, a copy of the Offering Circular was not sent or given by or on behalf of such Purchaser to such person at or prior to the written confirmation of the sale of the Offered Securities to such person and (B) the Offering Circular would have cured the defect giving rise to such losses, claims, damages or liabilities.

     (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement. The parties agree that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser; the first and last paragraphs under the caption "Plan of Distribution".

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault or failure to act by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Purchaser exceed the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

     (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

     8. DEFAULT OF PURCHASERS. If any Purchaser or Purchasers default in their obligations to purchase Securities hereunder and the aggregate principal amount of the Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, the Managers may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to the Managers and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

     9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. NOTICES. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, NY, 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 4701 Greenfield Avenue, Milwaukee, Wisconsin 53214, Attention: Corporate Secretary, with a copy to Latham & Watkins, 885 Third Avenue, New York, NY 10022-4802, Attention: Marc Jaffe, Esq.; PROVIDED, HOWEVER, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

     11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties hereto.

     12. REPRESENTATION OF PURCHASERS. The Managers will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by the Managers will be binding upon all the Purchasers.

     13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     The Company and Purchasers hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

                                                Very truly yours,


                                                RBS HOLDINGS, INC.


                                                By /s/ Jerome H. Powell
                                                   -----------------------------
                                                   Name: Jerome H. Powell
                                                   Title: Authorized Signatory

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

     CREDIT SUISSE FIRST
      BOSTON CORPORATION


     By /s/ Malcolm Price
       ---------------------------------------
       Name: Malcolm Price
       Title: Managing Director


     DEUTSCHE BANK SECURITIES INC.


     By /s/ Richard W. Thaler, Jr.
       ------------------------------------------
       Name: Richard W. Thaler, Jr.
       Title: MD Managing Director


     By /s/ Alex Vitale
       -------------------------------------------
       Name: Alex Vitale
       Title: MD Managing Director


     WACHOVIA SECURITIES, INC.


     By /s/ Lewis S. Morris III
       ----------------------------------------
       Name: Lewis S. Morris III
       Title: Vice President

                                   SCHEDULE A

                                                         PRINCIPAL AMOUNT OF
                      PURCHASER                           OFFERED SECURITIES
                      ---------                          -------------------
Credit Suisse First Boston Corporation .......................   $ 103,500,000
Deutsche Bank Securities Inc. ................................   $ 103,500,000
Wachovia Securities, Inc. ....................................   $  18,000,000
------------------------------------------------------------------------------
       Total                                                     $ 225,000,000

                                   SCHEDULE B

                              SUBSIDIARY GUARANTORS

       NAME                                           JURISDICTION
       ----                                           ------------
1.     PT Components Inc.                                 Delaware
2.     RAC-I, Inc.                                        Delaware
3.     RBS Acquisition Corporation                        Delaware
4.     RBS China Holdings, L.L.C.                         Delaware
5.     RBS North America, Inc.                            Delaware
6.     Rexnord North America Holdings, Inc.               Delaware
7.     Rexnord Germany-1 Inc.                             Delaware
8.     Rexnord International Inc.                         Delaware
9.     Winfred Berg Licensco Inc.                         Delaware
10.    W.M. Berg Inc.                                     Delaware
11.    Prager Incorporated                               Louisiana
12.    Addax Inc.                                         Nebraska
13.    Clarkson Industries Inc.                           New York
14.    Rexnord Ltd.                                         Nevada
15.    Rexnord Puerto Rico Inc.                             Nevada
16.    Betzdorf Chain Co. Inc.                           Wisconsin

                                   SCHEDULE C

                                  SUBSIDIARIES

     NAME                                                           JURISDICTION
     ----                                                           ------------
1.   PT Components Inc.                                                 Delaware
2    RAC-I, Inc.                                                        Delaware
3.   RBS Acquisition Corporation                                        Delaware
4.   RBS China Holdings, L.L.C.                                         Delaware
5.   RBS North America, Inc.                                            Delaware
6.   Rexnord North America Holdings, Inc.                               Delaware
7.   Rexnord Germany-1 Inc.                                             Delaware
8.   Rexnord International Inc.                                         Delaware
9.   Winfred Berg Licensco Inc.                                         Delaware
10.  W.M. Berg Inc.                                                     Delaware
11.  Prager Incorporated                                               Louisiana
12.  Addax Inc.                                                         Nebraska
13.  Clarkson Industries Inc.                                           New York
14.  Rexnord Ltd.                                                         Nevada
15.  Rexnord Puerto Rico Inc.                                             Nevada
16.  Betzdorf Chain Co. Inc.                                           Wisconsin
17.  Rexnord Australia Pty Ltd.                                        Australia
18.  Rexnord NV                                                          Belgium
19.  Rexnord Correntes Ltda.                                              Brazil
20.  Rexnord do Brasil Industrial Ltda                                    Brazil
21.  Rexnord Canada Limited                                               Canada
22.  Changzhou Hansen Jianglang Transmissions Co. Ltd.                     China
23.  Rexnord Conveyor Products (WuXi) Co. Limited                          China
24.  Stephan Drives Ltd.                                       England and Wales
25.  Brook Hansen France Sales S.A.R.L.                                   France
26.  Brook Hansen SA                                                      France
27.  Rexnord France S.A.R.L.                                  France-RCS Creteil
28.  Rexnord GmbH                                                        Germany
29.  Rexnord Kette GmbH                                                  Germany
30.  Rexnord M.C.C. Deutschland Kette GmbH                               Germany
31.  Rexnord Stephen GmbH & Co. KG                                       Germany
32.  Stephen GmbH                                                        Germany
33.  Marbett 2 S.r.l.                                                      Italy
34.  Rexnord Marbett SpA                                                   Italy
35.  Rexnord Industrial SA de CV                                          Mexico
36.  Rexnord SA de CV                                                     Mexico
37.  M.C.C. Holding B.V.                                         The Netherlands
38.  M.C.C. Nederland B.V.                                       The Netherlands
39.  Precision Moulding Components Nederland B.V.                The Netherlands
40.  Rexnord B.V.                                                The Netherlands
41.  Rexnord A/S                                                          Norway
42.  Rexnord AB                                                           Sweden
43.  Brook Hansen International (Switzerland) AG                     Switzerland

                                    EXHIBIT A

                       FORM OF OPINION OF LATHAM & WATKINS

          1. Each of the Company and the Guarantors incorporated in Delaware or New York (the "Covered Guarantors") is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Circular. Based solely on certificates from public officials, we confirm that each of the Company and the Guarantors is qualified to do business in the jurisdiction of its incorporation as set forth on Schedule B to the Agreement.

          2. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

          3. The Indenture has been duly authorized, executed and delivered by the Company and each of the Covered Guarantors and is the legally valid and binding agreement of the Company and each of the Covered Guarantors, enforceable against the Company and each of the Covered Guarantors in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          4. The Offered Securities have been duly authorized by the Company, and when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Purchase Agreement, the Offered Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          5. The Guarantees to be endorsed on the Offered Securities have been duly authorized by each of the Covered Guarantors and, when duly endorsed on the Offered Securities in accordance with the terms of the Indenture will, upon the due execution, authentication and issuance of the Offered Securities by the Company against payment therefor in accordance with the Indenture and the Purchase Agreement, be legally valid and binding obligations of each of the Covered Guarantors, enforceable against each of the Covered Guarantors in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          6. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Covered Guarantors and is the legally valid and binding agreement of the Company and each of the Covered Guarantors, enforceable against the Company and each of the Covered Guarantors in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          7. The Stock Purchase Agreement has been duly authorized, executed and delivered by RBS Acquisition Corporation and is the legally valid and binding obligation of such company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency,

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                                                                               2

fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          8. No registration of the Offered Securities or the Guarantees under the Securities Act, and no qualification of the Indenture under the Trust Indenture Act of 1939, is required for the purchase of the Offered Securities by you or the initial resale of the Offered Securities by you, in each case, in the manner contemplated by the Purchase Agreement and the Offering Circular. We express no opinion, however, as to when or under what circumstances any Offered Securities initially sold by you may be reoffered or resold.

          9. No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the issuance and sale of the Offered Securities or Guarantees and the use of the proceeds therefrom as described in the Offering Circular by the General Corporation Law of the State of Delaware, any federal or New York statute, rule or regulation, except (w) such as may be required under state securities laws, "Blue Sky" laws or related regulations, (x) those that have been obtained or made and are in full force and effect, (y) those that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (z) the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective.

          10. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939 and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

          11. The execution and delivery by the Company and the Guarantors of the Indenture, the Purchase Agreement, the Registration Rights Agreement and the issuance and sale of the Offered Securities and Guarantees on the date hereof will not (w) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any of the agreements (as set forth on SCHEDULE 1 hereto) which have been identified to us by the Company as being all of the agreements to which the Company or any of its subsidiaries is a party, or to which any of their respective businesses or assets is subject, that are material to the financial condition or results of operations of the Company and its subsidiaries taken as a whole (the "Material Agreements"), (x) result in a violation by the Company or any of the Guarantors of their respective Certificates of Incorporation or Bylaws, (y) violate any Federal or New York statute, rule or regulation applicable to the Company or any of the Guarantors (other than antitrust laws, state securities laws, "Blue Sky" laws and related regulations and, except to the extent covered by the following paragraph, any antifraud laws), except as in the case of clauses (w) and (y), for such breaches and violations as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect or (z) require any consents, approvals, authorizations or orders of, or filings with, any Federal or New York court or governmental agency or body, having jurisdiction over the Company or any Guarantor or any of their properties, except as may be required under state securities laws, "Blue Sky" laws and related regulations in connection with the sale of the Offered Securities and Guarantees and except for such consents, approvals, authorizations or orders the failure to obtain which would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

          12. The Company is not, and after giving effect to the offering and the application of the proceeds therefrom as described in the Final Offering Memorandum, will not be required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

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                                                                               3

          13. The descriptions in the Offering Document contained under the headings, "The Acquisition" and "The Credit Facilities," insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, are accurate in all material respects.

          In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and your representatives, at which the contents of the Offering Circular and related matters were discussed. Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in or omitted from the Offering Circular, and have not made any independent check or verification thereof, we advise you that, during the course of such participation, no facts came to our attention that caused us to believe that the Offering Circular, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included in, or omitted from, the Offering Circular.

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                                    EXHIBIT B

                          FORM OF LOCAL COUNSEL OPINION

                          [Letterhead of Local Counsel]

                                                               November 25, 2002

Credit Suisse First Boston Corporation,
  as Representative of the Purchasers,
Eleven Madison Avenue
New York, NY 10010

The Purchasers party to the Purchase Agreement referred to below

Ladies and Gentlemen:

          We have acted as special counsel in the State of [ ] (the "STATE") to Rexnord Corporation, formerly known as RBS Holdings, Inc., a Delaware corporation (the "ISSUER"), and each of the subsidiaries of the Issuer listed on
Schedule I hereto (the "COVERED GUARANTORS") that have guaranteed the obligations of the Issuer under the Indenture (as defined below). This opinion is delivered pursuant to Section 6(c)(ii) of the Purchase Agreement. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents, including all exhibits and schedules thereto:

          (i) the Purchase Agreement dated as of November 19, 2002 (the "Purchase Agreement"), among Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., Wachovia Securities, Inc. collectively, the "Purchasers") and the Issuer;

          (ii) the Indenture dated as of November 25, 2002 (the "Indenture"), among Wells Fargo Bank Minnesota, National Association, the Issuer and the guarantors party thereto, including the Covered Guarantors, and the securities issued thereunder on the date hereof (the "Offered Securities"); and

          (iii) the Registration Rights Agreement dated as of November 25, 2002 (the "Registration Rights Agreement"), among Credit Suisse First Boston Corporation, as representative of the Purchasers, the Issuer and the guarantors party thereto, including the Covered Guarantors.

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                                                                               2

          The documents described in (i) through (iv) above are collectively referred to herein as the "DOCUMENTS". In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, instruments and other documents, and have made such other investigations, as we have deemed necessary for the purpose of this opinion. In rendering this opinion to you, we have assumed that there has occurred due execution and delivery of the Documents by each party thereto other than the Covered Guarantors.

          Subject to the assumptions set forth herein, we are of the opinion that:

          (i) Each Covered Guarantor has been duly incorporated and is an existing corporation in good standing under the laws of the State, with corporate power and authority to own its properties.

          (ii) The Indenture (including the guaranty of the Covered Guarantors contained therein) and the Registration Rights Agreement have been duly authorized, executed and delivered by each Covered Guarantor, and the Indenture (including the guaranty of the Covered Guarantors contained therein) and the Registration Rights Agreement constitute valid and legally binding obligations of the Covered Guarantors enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (iii) The execution, delivery and performance of the Indenture and the Registration Rights Agreement and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court in the State having jurisdiction over any Covered Guarantor or any of their properties or (B) the charter or by-laws of any Covered Guarantor.

          We are admitted to practice in the State. We express no opinion as to matters under or involving the laws of any jurisdiction other than laws of the United States and the State and its political subdivisions.

          This opinion may only be relied upon by each of you.

                                                       Very truly yours,